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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                                   THREE MONTHS ENDED
                                                                        MARCH 31
                                                                   ------------------

                                                                   1995           1996
                                                                   ----           ----
Primary:
Weighted average shares outstanding                              4,221,705    4,443,617
Common Stock Equivalents - based on the treasury
  stock method using average market price                           85,890      163,156
                                                                ----------   ----------

Totals                                                           4,307,595    4,606,773
                                                                ==========   ==========
Net income                                                      $  403,957   $  355,433
                                                                ==========   ==========
Per share amount                                                $      .09   $      .08
                                                                ==========   ==========


Fully diluted:
Weighted average shares outstanding                              4,221,705    4,443,617
Common Stock Equivalents - based on the treasury
  stock method using quarter-end market price which
  is greater than average market price                             127,968      193,380
                                                                ----------   ----------

Totals                                                           4,349,673    4,636,997
                                                                ==========   ==========
Net income                                                      $  403,957   $  355,433
                                                                ==========   ==========
Per share amount                                                $      .09   $      .08
                                                                ==========   ==========
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